UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

_______________________________________________________________________________

iSTAR FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  Results of Operations and Financial Condition.

On October 28, 2014, iStar Financial Inc. issued an earnings release announcing its financial results for the third quarter ended September 30, 2014.  A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit 99.1                              Earnings Release.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	October 28, 2014	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	October 28, 2014	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Release.

3

Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	NYSE: STAR

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Third Quarter 2014 Results

▪	Adjusted income allocable to common shareholders grew to $58 million, versus a $(7) million loss for the third quarter of 2013.

▪	Net income allocable to common shareholders was $22 million, versus a $(31) million loss for the third quarter of 2013.

▪	Funded $206 million of investments during the quarter.

NEW YORK - October 28, 2014 - iStar Financial Inc. (NYSE: STAR) today reported results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results

iStar reported adjusted income allocable to common shareholders for the third quarter of $57.7 million, or $0.48 per diluted common share, compared to a loss of $(7.3) million, or $(0.09) per diluted common share for the third quarter 2013.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income allocable to common shareholders for the third quarter was $22.3 million, or $0.21 per diluted common share, compared to a loss of $(30.6) million, or $(0.36) per diluted common share for the third quarter 2013.

Investment Activity

During the third quarter, iStar funded a total of $205.6 million of investments, comprised of $138.6 million of new originations and $67.0 million associated with ongoing developments and prior financing commitments.

Included in these investments is iStar's $104 million share of a $200 million net lease transaction with Bowlmor AMF, which was comprised of a portfolio of 58 bowling centers subject to a 20-year master lease. The transaction helped Bowlmor AMF finance its acquisition of Brunswick Bowling. The investment was completed through iStar's net lease joint venture, with iStar funding 52% and its venture partner funding the remainder.

iStar generated $512.7 million of total proceeds from repayments and sales during the quarter, comprised of $307.8 million from real estate finance, $5.0 million from net lease, $105.3 million from operating properties, $3.3 million from land and $91.3 million from other investments. During the quarter, the Company generated $27.8 million of gains from sales of operating properties as well as $32.9 million of earnings from equity method investments associated with the sale of several properties.

The Company had $652.8 million of available cash at the end of the quarter.

Portfolio Overview

At September 30, 2014, the Company’s portfolio totaled $5.0 billion, which is gross of $455.3 million of accumulated depreciation and $30.8 million of general loan loss reserves.

Real Estate Finance

At September 30, 2014, the Company’s real estate finance portfolio totaled $1.22 billion, gross of general loan loss reserves. The portfolio included $1.13 billion of performing loans with a weighted average last dollar loan-to-value ratio of 78% and a weighted average maturity of 2.9 years. The performing loans included $463.0 million of first mortgages / senior loans and $665.3 million of mezzanine / subordinated debt. The performing loans generated a yield for the quarter of 9.4%.

At September 30, 2014, the Company’s non-performing loans (NPLs) had a carrying value of $93.2 million, remaining flat relative to the prior quarter. For the third quarter, the Company recorded a $0.7 million reversal of its loan loss provision, compared to a reversal of $9.8 million in the third quarter of 2013. At September 30, 2014, loan loss reserves totaled $119.9 million, or 10.6% of the total value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.70 billion, gross of $360.8 million of accumulated depreciation.

The Company’s net lease portfolio totaled 19 million square feet across 33 states. Occupancy for the portfolio was 94.1% at the end of the quarter, with a weighted average remaining lease term of 11.4 years. The occupied assets generated an unleveraged yield of 8.4% and the total net lease portfolio generated an unleveraged yield of 7.8% for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $927.5 million, gross of $90.0 million of accumulated depreciation, and was comprised of $736.7 million of commercial and $190.8 million of residential real estate properties. During the quarter, the Company invested $18.6 million in its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $30.8 million of revenue offset by $22.2 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $107.4 million of stabilized commercial operating properties that were 85% leased and generated an unleveraged yield of 8.9% for the quarter. During the quarter, the Company sold commercial operating property for $34.2 million, generating $4.6 million of income.

The remaining commercial operating properties were 64% leased and generated an unleveraged yield of 2.9% for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 120,000 square feet, net of the leases expired during the quarter.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 459 condominium units, generally located within luxury condominium projects in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 124 condominium units, resulting in $70.8 million of proceeds and recorded $27.9 million of income, offset by $6.6 million of expenses. Proceeds this quarter included $16.6 million, which was primarily associated with the sale of a parking garage located within a condominium building, resulting in $5.2 million of income.

Land

At the end of the quarter, the Company’s land portfolio totaled $1.03 billion, gross of accumulated depreciation, and was comprised of 11 master planned community projects, 12 urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $39.4 million in its land portfolio.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for approximately 25,000 lots.

During the third quarter, iStar began selling lots at two additional master planned communities. Ashton Woods closed on its first purchases of lots at Naples Reserve in Naples, FL. The project is expected to commence sales to homebuyers by the first quarter of next year. At Spring Mountain Ranch in Riverside, CA, where iStar and KB Home have partnered on the first phase of the project, KB Home purchased its first lots during the third quarter and in October opened the community for sales to homebuyers. Net earnings at Spring Mountain Ranch are recorded in earnings from equity method investments. Along with Magnolia Green in Chesterfield County, VA and Tetherow in Bend, OR, the total master planned communities actively selling lots increased to four.

The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects include commercial, retail and office uses.

At September 30, 2014, the Company had six land projects in production, 10 in development and 13 in the pre-development phase.

Capital Markets

During the quarter, the Company repaid $9.7 million on its 2012 Secured Credit Facility, bringing the remaining balance to $382.2 million at September 30, 2014.

The Company’s weighted average cost of debt for the third quarter was 5.5%, flat from the second quarter of 2014 and down from 5.7% for the third quarter of last year. The Company’s leverage was 1.9x at September 30, 2014, a decrease from 2.1x at the end of the second quarter and below the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 28, 2014. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company's ability to reduce NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Operating lease income	$60,691	$60,227	$183,766	$175,354
Interest income	31,098	24,235	94,139	78,584
Other income	18,407	11,234	62,253	35,778
Land sales revenue	3,290	—	11,920	—
Total revenues	$113,486	$95,696	$352,078	$289,716
COST AND EXPENSES
Interest expense	$55,424	$63,793	$169,410	$204,516
Real estate expense	41,285	37,546	124,452	112,362
Land cost of sales	2,763	—	10,028	—
Depreciation and amortization	17,722	18,962	55,157	53,615
General and administrative(1)	23,377	24,285	69,788	67,008
Provision for (recovery of) loan losses	(673)	(9,834)	(6,865)	5,392
Impairment of assets	15,462	6,261	21,741	6,261
Other expense	(285)	1,495	4,626	7,266
Total costs and expenses	$155,075	$142,508	$448,337	$456,420
Income (loss) before earnings from equity method investments and other items	$(41,589)	$(46,812)	$(96,259)	$(166,704)
Loss on early extinguishment of debt	(186)	(3,498)	(24,953)	(28,282)
Earnings from equity method investments	49,578	4,345	76,848	34,346
Income (loss) from continuing operations before income taxes	$7,803	$(45,965)	$(44,364)	$(160,640)
Income tax (expense) benefit	(103)	3,879	619	(625)
Income (loss) from continuing operations	$7,700	$(42,086)	$(43,745)	$(161,265)
Income from discontinued operations	—	255	—	1,441
Gain from discontinued operations	—	9,166	—	22,488
Income from sales of real estate	27,791	14,075	61,465	72,092
Net income (loss)	$35,491	$(18,590)	$17,720	$(65,244)
Net (income) loss attributable to noncontrolling interests	412	(167)	(367)	332
Net income (loss) attributable to iStar Financial Inc.	$35,903	$(18,757)	$17,353	$(64,912)
Preferred dividends	(12,830)	(12,830)	(38,490)	(36,190)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	(746)	1,016	683	3,263
Net income (loss) allocable to common shareholders	$22,327	$(30,571)	$(20,454)	$(97,839)
_______________________________________________________________________________
(1) For the three months ended September 30, 2014 and 2013, includes $3,273 and $4,563 of stock-based compensation expense, respectively. For the nine months ended September 30, 2014 and 2013, includes $8,544 and $14,484 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are non-employee directors who hold unvested common stock equivalents granted under the Company's LTIP who are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic	$0.26	$(0.46)	$(0.24)	$(1.43)
Diluted	$0.21	$(0.46)	$(0.24)	$(1.43)
Net income (loss) attributable to iStar Financial Inc.
Basic	$0.26	$(0.36)	$(0.24)	$(1.15)
Diluted	$0.21	$(0.36)	$(0.24)	$(1.15)
Adjusted income (loss)
Basic	$0.68	$(0.09)	$0.95	$(0.04)
Diluted	$0.48	$(0.09)	$0.74	$(0.04)
Weighted average shares outstanding
Basic	85,163	85,392	84,967	85,116
Diluted (for net income per share)	130,160	85,392	84,967	85,116
Diluted (for adjusted income per share)	130,160	85,392	129,981	85,116
Common shares outstanding at end of period	85,172	85,402	85,172	85,402

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations(1)
Basic	$49.60	$(87.93)	$(45.53)	$(269.07)
Diluted	$40.13	$(87.93)	$(45.53)	$(269.07)
Net income (loss) attributable to iStar Financial Inc.
Basic	$49.60	$(67.73)	$(45.53)	$(217.54)
Diluted	$40.13	$(67.73)	$(45.53)	$(217.54)
Weighted average shares outstanding
Basic	15	15	15	15
Diluted	15	15	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	September 30, 2014	December 31, 2013
ASSETS

Real estate
Real estate, at cost	$3,138,151	$3,220,634
Less: accumulated depreciation	(455,325)	(424,453)
Real estate, net	$2,682,826	$2,796,181
Real estate available and held for sale	317,964	360,517
	$3,000,790	$3,156,698
Loans receivable and other lending investments, net	1,190,746	1,370,109
Other investments	314,275	207,209
Cash and cash equivalents	652,788	513,568
Restricted cash	21,774	48,769
Accrued interest and operating lease income receivable, net	13,752	14,941
Deferred operating lease income receivable	98,029	92,737
Deferred expenses and other assets, net	188,471	237,980
Total assets	$5,480,625	$5,642,011

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$159,979	$170,831
Debt obligations, net	4,047,016	4,158,125
Total liabilities	$4,206,995	$4,328,956

Redeemable noncontrolling interests	$11,355	$11,590

Total iStar Financial Inc. shareholders' equity	$1,210,574	$1,243,260
Noncontrolling interests	51,701	58,205
Total equity	$1,262,275	$1,301,465

Total liabilities and equity	$5,480,625	$5,642,011

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$36,947	$23,513	$231	$—	$60,691
Interest income	31,098	—	—	—	—	31,098
Other income	885	3,573	11,795	496	1,658	18,407
Land sales revenues	—	—	—	3,290	—	3,290
Total revenue	$31,983	$40,520	$35,308	$4,017	$1,658	$113,486
Earnings (loss) from equity method investments	—	349	177	123	48,929	49,578
Income from sales of real estate	—	—	27,791	—	—	27,791
Revenue and other earnings	$31,983	$40,869	$63,276	$4,140	$50,587	$190,855
Real estate expense	—	(6,059)	(28,795)	(6,431)	—	(41,285)
Land cost of sales	—	—	—	(2,763)	—	(2,763)
Other expense	(283)	—	—	—	568	285
Allocated interest expense	(14,187)	(18,156)	(10,169)	(7,490)	(5,422)	(55,424)
Allocated general and administrative(1)	(3,492)	(4,610)	(2,699)	(3,566)	(5,737)	(20,104)
Segment profit (loss)	$14,021	$12,044	$21,613	$(16,110)	$39,996	$71,564

AS OF SEPTEMBER 30, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,575,850	$716,687	$845,614	$—	$3,138,151
Less: accumulated depreciation	—	(360,816)	(89,974)	(4,535)	—	(455,325)
Real estate, net	$—	$1,215,034	$626,713	$841,079	$—	$2,682,826
Real estate available and held for sale	—	—	196,597	121,367	—	317,964
Total real estate	$—	$1,215,034	$823,310	$962,446	$—	$3,000,790
Loans receivable and other lending investments, net	1,190,746	—	—	—	—	1,190,746
Other investments	—	127,070	14,223	65,949	107,033	314,275
Total portfolio assets	$1,190,746	$1,342,104	$837,533	$1,028,395	$107,033	$4,505,811
Cash and other assets						974,814
Total assets						$5,480,625
_______________________________________________________________________________
(1) Excludes $3,273 of stock-based compensation expense.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$22,327	$(30,571)	$(20,454)	$(97,839)
Add: Depreciation and amortization	18,339	19,019	56,525	53,873
Add: Provision for (recovery of) loan losses	(673)	(9,834)	(6,865)	5,392
Add: Impairment of assets	15,462	6,785	21,741	7,181
Add: Stock-based compensation expense	3,273	4,563	8,544	14,484
Add: Loss on early extinguishment of debt	186	3,498	24,953	16,768
Less: HPU/Participating Security allocation	(1,183)	(773)	(3,390)	(3,153)
Adjusted income (loss) allocable to common shareholders(1)	$57,731	$(7,313)	$81,054	$(3,294)
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $57 and $524, respectively, for the three months ended September 30, 2013 and $258 and $920, respectively, for the nine months ended September 30, 2013. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. For the three and nine months ended September 30, 2013, loss on early extinguishment of debt excludes the portion of losses paid in cash of $11,514.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Three Months Ended September 30, 2014
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$93,508
Average total assets (B)	$5,477,055
Expense Ratio (A) / (B)	1.7%

As of
September 30, 2014
Leverage
Book debt	$4,047,016
Less: Cash and cash equivalents	(652,788)
Net book debt (C)	$3,394,228

Book equity	$1,262,275
Add: Accumulated depreciation and amortization	499,891
Add: General loan loss reserves	30,800
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,792,966
Leverage (C) / (D)	1.9x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(1)	$5,130,194
Unsecured debt (F)	$3,426,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.5x
_______________________________________________________________________________
(1) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			September 30, 2014
UNFUNDED COMMITMENTS

Performance-based commitments			$398,038
Strategic investments			45,756
Discretionary fundings			5,000
Total Unfunded Commitments			$448,794

LOAN RECEIVABLE CREDIT STATISTICS	As of
	September 30, 2014		December 31, 2013

Carrying value of NPLs /
As a percentage of total carrying value of loans	$93,235	9.3%	$203,604	16.6%

Impaired loan asset specific reserves for loan losses /
As a percentage of gross carrying value of impaired loans(1)	$89,107	42.1%	$348,004	46.3%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$119,907	10.6%	$377,204	23.5%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2014(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Office / Industrial	$19	$920	$322	$—	$1,261	25.3%
Land	60	—	—	1,033	1,093	21.9%
Entertainment / Leisure	—	580	—	—	580	11.6%
Mixed Use / Mixed Collateral	330	—	242	—	572	11.5%
Hotel	251	136	54	—	441	8.8%
Retail	164	58	119	—	341	6.8%
Condominium	116	—	191	—	307	6.2%
Other Property Types	282	9	—	—	291	5.8%
Strategic Investments	—	—	—	—	106	2.1%
Total	$1,222	$1,703	$928	$1,033	$4,992	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$537	$388	$144	$201	$1,270	25.4%
West	105	438	128	356	1,027	20.6%
Southeast	79	257	288	120	744	14.9%
Southwest	122	236	184	139	681	13.6%
Mid-Atlantic	177	145	133	191	646	13.0%
Central	95	94	49	10	248	5.0%
Various	30	143	2	16	191	3.8%
International	77	2	—	—	79	1.6%
Strategic Investments	—	—	—	—	106	2.1%
Total	$1,222	$1,703	$928	$1,033	$4,992	100.0%

_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.